Exhibit 10.69

CRITICAL PATH, INC.

AMENDED AND RESTATED 1998 STOCK PLAN:

NOTICE OF RESTRICTED STOCK AWARD

You have been granted restricted shares of Common Stock of Critical Path, Inc. (the “Company”) on the following terms:

Name of Recipient:

Total Number of Shares Granted:

Fair Market Value per Share:	$

Total Fair Market Value of Award:	$

Date of Grant:

CRITICAL PATH, INC.

AMENDED AND RESTATED 1998 STOCK PLAN:

RESTRICTED STOCK AGREEMENT

By accepting this grant, you agree as follows:

Access to Documents	The Company may deliver by email all documents relating to the Critical Path, Inc. Amended and Restated 1998 Stock Plan (the “Plan”) or this grant (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). The Company may also deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company. The “Critical Path, Inc. 1998 Stock Plan—Summary and Prospectus” is available on the Company’s internal web site at http://web.cp.net/stock. If, in the future, the Company posts documents required by law on a web site, it will notify you by email

Securities Trading Policy	You have read the Company Insider Trading Policy, and you agree to comply with that policy whenever you acquire or dispose of shares of the Company’s stock or derivative securities whose value varies with the value of the Company’s stock (including, without limitation, put or call options). The Company Insider Trading Policy is available on the Company’s internal web site at http://web.cp.net/stock.

Payment for Shares	No payment is required for the shares that you are receiving.

Vesting	The shares that you are receiving will vest in installments. The first 25% of the total number of shares will vest on the first Permissible Trading Day on or after six months following the Date of Grant, if your Service (as defined in the Plan) has been continuous until that day. The second 25% of the total number of shares will vest on the first Permissible Trading Day on or after twelve months following the Date of Grant, if your Service has been continuous until that day. The third 25% of the total number of shares will vest on the First Permissible Trading Day on or after eighteen months following the Date of Grant, if your Service has been continuous until that day. The last 25% of the total number of shares granted will vest on the first Permissible Trading Day on or after twenty-four months following the Date of Grant, if your Service has been continuous until that day. No additional shares will vest after your Service has terminated for any reason.

“Permissible Trading Day” means a day that satisfies each of the following requirements:

•      The New York Stock Exchange is open for trading on that day,

•      You are permitted to sell shares of the Company’s Common Stock on that day without incurring liability under section 16(b) of the Securities Exchange Act of 1934, as amended,

•      You are not in possession of material non-public information that would make it illegal for you to sell shares of the Company’s Common Stock on that day under Rule 10b-5 of the Securities and Exchange Commission, and

•      Under the Company Insider Trading Policy, the Company’s employees are permitted to sell shares of the Company’s Common Stock on that day.

Shares Restricted	Unvested shares will be considered “Restricted Shares.” You may not sell, transfer, pledge or otherwise dispose of any Restricted Shares without the written consent of the Company, except as provided in the next sentence. You may transfer Restricted Shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren. However, a transferee of Restricted Shares must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.

Forfeiture

If your Service terminates for any reason, then your shares will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination. This means that the Restricted Shares will immediately revert to the Company. You receive no payment for Restricted Shares that are forfeited.

The Company determines when your Service terminates for this purpose.

Leaves of Absence and Part-Time Work	For purposes of this award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by applicable law, the Company’s leave of absence policy or the terms of your leave. Your Service, and consequently the vesting of the Restricted Shares, shall terminate when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting dates specified above may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting dates specified above may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Stock Certificates	The Company will hold your Restricted Shares for you. After shares have vested, a stock certificate for those shares will be released to you.

Voting Rights	You may vote your shares even before they vest.

Withholding Taxes

You will be required to pay all withholding taxes that become due as a result of this award or the vesting of the shares. You may direct the Company to deduct the withholding taxes from any cash compensation payable to you, or you may pay the withholding taxes to the Company in cash. At your request, the Company will withhold shares with a value sufficient to satisfy the minimum amount of withholding taxes required by law so long as the Fair Market Value of the Company’s Common Stock (as defined in the Plan) is less than $3.00. Any remaining withholding taxes will be paid as follows:

•      The Company will instruct the broker whom it has selected for this purpose to sell shares with a value sufficient to satisfy the withholding taxes. You agree that the broker selected by the Company may sell a portion of your shares for your account, in accordance with the Company’s instructions, in order to pay the amount of withholding taxes required by law.

No stock certificates will be released to you unless you have made acceptable arrangements to pay any withholding taxes that may be due as a result of this award or the vesting of the shares.

Restrictions on Resale	By signing this Agreement, you agree not to sell any shares at a time when applicable laws or Company policies prohibit a sale (including the Company Insider Trading Policy). This restriction will apply as long as you are an employee, consultant or director of the Company or a subsidiary of the Company.

No Retention Rights	Your award or this Agreement does not give you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Restricted Shares that remain subject to forfeiture will be adjusted accordingly.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California (without regard to their choice-of-law provisions).

The Plan and Other Agreements

The text of the Amended and Restated 1998 Stock Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE

TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

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